UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange
5.75% Notes due 2022	TPVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2019, the Board of Directors of TriplePoint Venture Growth BDC Corp. (“the Company”) appointed Christopher M. Mathieu as the Company’s Chief Financial Officer, to be effective as of August 26, 2019, on which date he will replace Christopher Gastelu, the Company’s current interim Chief Financial Officer. Mr. Mathieu also serves as the Chief Financial Officer of TriplePoint Capital LLC.

Prior to joining the Company and TriplePoint Capital LLC, Mr. Mathieu, 54, was a Special Advisor at iCapital Network, Inc., a financial technology platform, from July 2018 to June 2019. From 2016 to 2018, Mr. Mathieu served as Chief Financial Officer, Treasurer and Secretary of each of Sierra Income Corporation, a public-reporting business development company, and Sierra Total Return Fund, a closed-end interval fund, and as Managing Director of Medley Management Inc. (NYSE: MDLY), an alternative asset management firm sponsoring such companies. Prior to that, Mr. Mathieu served as Senior Vice President, Chief Financial Officer and Treasurer of Horizon Technology Finance Corporation (NASDAQ: HRZN), a publicly traded business development company, from 2010 until 2016. He also served as Senior Vice President and Chief Financial Officer of Horizon Technology Finance, LLC and Horizon Technology Finance Management LLC from 2003 until 2016. Before joining Horizon, Mr. Mathieu held positions at GATX Ventures, Inc., Transamerica Technology Finance, Financing for Science International, Inc. and KPMG Peat Marwick. Mr. Mathieu is a Certified Public Accountant and received a B.S. in Business Administration in Accounting from Western New England College.

The Company does not pay cash compensation or provide other benefits directly to Mr. Mathieu or to any of its other executive officers. Mr. Mathieu is an employee of TriplePoint Capital LLC, the indirect sole owner of the Company’s administrator, TriplePoint Administrator LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of an administration agreement between the Company and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the costs of compensation of Mr. Mathieu.

Mr. Mathieu: (i) was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant.

Item 7.01	Regulation FD Disclosure.

On August 15, 2019, the Company issued a press release announcing the appointment of Mr. Mathieu as the Company’s Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 15, 2019 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: August 15, 2019